UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016

VECTRUS, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2016, Vectrus, Inc. (the “Company”) entered into an amendment no. 1 to its credit agreement (the “Amendment”) by and among the Company, Vectrus Systems Corporation, as the Borrower (“VSC”), the Lenders and Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (“JPMCB”). The Amendment primarily modified certain financial and negative covenants. In particular, the Amendment:

•
Modifies the total leverage ratio covenant to provide that, commencing January 1, 2016, the Company shall not permit the total leverage ratio during any consecutive four fiscal quarter periods to be greater than (i) 3.25 to 1 during any such period ending on or before December 31, 2016, (ii) 3.0 to 1 during any such period from January 1, 2017 through December 31, 2017 and (iii) 2.75 to 1 thereafter;

•	Increases the dollar amount of permitted intercompany loans, permitted guarantees and permitted investments in restricted subsidiaries that are not loan parties from $10,000,000 to $25,000,000;

•
Increases the dollar amount of permitted restricted payments not otherwise permitted under other categories of permitted restricted payments from $5,000,000 to $10,000,000, subject to a new condition relating to the total leverage ratio and compliance with the interest expense coverage ratio and total leverage ratio covenants, all such ratios to be calculated on a pro forma basis after giving effect to any such restricted payments;

•	Adds a new category of permitted investments, loans and advances in joint ventures or similar entities that are not subsidiaries up to $25,000,000, subject to certain conditions;

•
Modifies the mandatory prepayment of excess cash flow, with respect to any fiscal year of the Company, to be (a) 50% if the total leverage ratio as of the last day of such fiscal year is greater than 2.50 to 1.00, (b) 25% if the total leverage ratio as of the last day of such fiscal year is greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.00, and (c) 0% if the total leverage ratio as of the last day of such fiscal year is less than or equal to 2.00 to 1.00; and

•
Modifies the definition of “Available Amount” to add a proviso that any increase in such amount shall not be used to make any restricted payment unless, concurrently with such payment, VSC prepays the term borrowings in an aggregate principal amount equal to the restricted payment.

In connection with entering into the Amendment, VSC paid the lenders an amendment fee of $221,092.32. In addition, the Company paid JPMCB an arrangement fee of $225,000.
The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 1 to Credit Agreement by and among Vectrus, Inc., Vectrus Systems Corporation, as the Borrower, the Lenders and Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of April 19, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2016	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 1 to Credit Agreement by and among Vectrus, Inc., Vectrus Systems Corporation, as the Borrower, the Lenders and Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of April 19, 2016